Exhibit 21.1

SCHEDULE OF SUBSIDIARIES
(in alphabetical order)

WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT

Affiliated Managers Group Pty Ltd, an Australian proprietary limited company

AMG Canada Corp., a Nova Scotia corporation

AMG Capital Corp., a Delaware corporation

AMG/FAMI Investment Corp., a Nova Scotia corporation

AMG Genesis LLC, a Delaware limited liability company

AMG/Midwest Holdings, Inc., a Delaware corporation

AMG/Midwest Holdings, LLC, a Delaware limited liability company

AMG New York Holdings Corp., a Delaware corporation

AMG/North America Holding Corp., a Delaware corporation

AMG Properties LLC, a Delaware limited liability company

AMG/SouthwestGP Holdings, Inc., a Delaware corporation

AMG/TBC Holdings, Inc., a Delaware corporation

AMG Northeast Investment Corp., a Delaware corporation

AMG Northeast Holdings, Inc., a Delaware corporation

B&D Labour Consultants Inc., an Ontario corporation

CEFLP Inc., an Ontario corporation

Chicago Acquisition, LLC, a Delaware limited liability company

Cinegate Financial Services Inc., an Ontario corporation

Covington Capital Corporation., a Nova Scotia corporation

Covington Life Sciences Corporation, an Ontario corporation

Covington Marketing Group Inc., an Ontario corporation

E.C. Rorer Partnership, a Delaware general partnership

El-Train Acquisition LLC, a Delaware limited liability company

FA (DE) Acquisition Company, LLC, a Delaware limited liability company

FA (WY) Acquisition Company, Inc., a Delaware corporation

FCMC Holdings, Inc., a Delaware corporation

First Asset Capital Management (III) Inc., an Ontario corporation

First Asset Funds, Inc., a Canada corporation

First Asset Investment Management Inc., an Ontario corporation

First Asset Power Funds Inc., an Ontario corporation

First Asset Power Funds II Inc., an Ontario corporation

First Asset Resources Inc., an Ontario corporation

First Quadrant Corp., a New Jersey corporation

First Quadrant Holdings, LLC, a Delaware limited liability company

Frontier Capital Management Incentive LLC, a Delaware limited liability company

J M H Management Corporation, a Delaware corporation

NGB Management Inc., an Ontario corporation

New Millennium Venture Partners Inc., an Ontario corporation

Prides Crossing Holdings LLC, a Delaware limited liability company

Quartet Capital Corporation, an Ontario corporation

Red Mile Syndication Inc., an Ontario corporation

Suite 3000 Holdings, Inc., a Delaware corporation

TimesSquare Manager Member LLC, a Delaware limited liability company

TMF Corp., a Delaware corporation

Topspin Acquisition, LLC, a Delaware limited liability company

Triax Capital Corporation., a Nova Scotia corporation

Welch & Forbes, Inc. a Massachusetts corporation

1455486 Ontario Inc., an Ontario corporation

1588153 Ontario Limited, an Ontario corporation

9106-6001 Quebec Inc., a Quebec corporation

ENTITIES IN WHICH THE REGISTRANT HAS A MAJORITY INTEREST (DIRECT AND INDIRECT)

Advantage Outsourcing Solutions, LLC, a Delaware limited liability company

Chicago Equity Partners, LLC, a Delaware limited liability company

Davis Hamilton Jackson & Associates, L.P., a Delaware limited partnership

Deans Knight Capital Management Ltd., a Canadian corporation

Essex Investment Management Company, LLC, a Delaware limited liability company

First Quadrant, L.P., a Delaware limited partnership

Foyston Gordon & Payne Inc., a Canadian corporation

Friess Associates, LLC, a Delaware limited liability company

Friess Associates of Delaware, LLC, a Delaware limited liability company

Frontier Capital Management Company, LLC, a Delaware limited liability company

Genesis Fund Managers LLP, a Delaware limited liability partnership

Genesis Asset Managers, LLP, a Delaware limited liability partnership

Genesis Investment Management, LLP, a U.K. limited liability partnership

Gestion Aequilibrium Inc., a Quebec corporation

Gofen and Glossberg, L.L.C., a Delaware limited liability company

J.M. Hartwell Limited Partnership, a Delaware limited partnership

Managers Distributors, Inc., a Delaware corporation

Managers Investment Group LLC, a Delaware limited liability company

MAS Fixed Income LLC, a Delaware limited liability company

MBI Acquisition Corp., a Canadian corporation

M.J. Whitman LLC, a Delaware limited liability company

M.J. Whitman Global Advisors LLC, a Delaware limited liability company

Montrusco Bolton, Inc., a Canadian corporation

Montrusco Bolton Investments Inc., a Canadian corporation

Montrusco Capital Management Inc., a Canadian corporation

New GAML Holdco, Ltd., a Cayman Islands company

Private Debt LLC, a Delaware limited liability company

The Renaissance Group LLC, a Delaware limited liability company

Rorer Asset Management, LLC, a Delaware limited liability company

Skyline Asset Management, L.P., a Delaware limited partnership

Systematic Financial Management, L.P., a Delaware limited partnership

Third Avenue Holdings Delaware LLC, a Delaware limited liability company

Third Avenue Management LLC, a Delaware limited liability company

TimesSquare Capital Management, LLC, a Delaware limited liability company

Tweedy, Browne Company LLC, a Delaware limited liability company

Welch & Forbes LLC, a Delaware limited liability company

333 Global Advisers LLC, a Delaware limited liability company

ENTITIES IN WHICH THE REGISTRANT HAS A MINORITY INTEREST

AQR Capital Management, LLC, a Delaware limited liability company

AQR Capital Management II, LLC, a Delaware limited liability company

AQR Capital Management Holdings, LLC, a Delaware limited liability company

Beutel, Goodman & Company Ltd., an Ontario corporation

Cinegate Production Management Services 2001 Inc., a Canadian corporation

DFD Select Group Limited, a Guernsey company

DFD Select Group, LLC, a New York limited liability company

DFD Select Group, S.A.R.L., a Paris, France company

DFD Select Group Management (Ireland) Limited, an Ireland corporation

FIAMI Production Management Services 2001 Inc., a Canadian corporation

FQN Management, LLC, a Delaware limited liability company

Frontier Performance Advisers, L.P., a Delaware limited partnership

Louisbourg Investments Inc., a New Brunswick corporation

Montrusco Bolton Focus Global Fund Ltd., a Cayman Islands corporation

Wilshire Financial Services Inc., an Ontario corporation